EXHIBIT 5.1

OPINION OF THE LAW OFFICES OF WILLIAM B. BARNETT, P.C.
RE: THE LEGALITY OF THE SHARES BEING REGISTERED
(AND WILL ALSO INCLUDE EXHIBIT 23.2)

To be filed.